UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 29, 2012

Date of Report (Date of earliest event reported)

RDA HOLDING CO.

(Exact name of registrant as specified in its charter)

Delaware	333-170143-07	37-1537045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 Third Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 293-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 29, 2012, RDA Holding Co. (“Holdings”) and The Reader’s Digest Association, Inc. (“RDA”, together with Holdings, the “Company”), completed the previously announced sale of the Company’s Allrecipes.com business to Meredith Corporation (“Meredith”), pursuant to the Stock Purchase Agreement (the “Agreement”) dated as of January 23, 2012. Net cash proceeds from the sale, after estimated taxes and transaction fees, of approximately $150 million will be used primarily to repay debt and related fees.

On March 1, 2012, the Company issued a press release announcing the closing of the transaction.  A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference in its entirety

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RDA Holding Co.

/s/ Andrea Newborn
	Name:	Andrea Newborn
	Title:	Senior Vice President, General Counsel and
Secretary
Date: March 1, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 1, 2012